As filed with the Securities and Exchange Commission on September 13, 2024

Registration No. 333-240126

Registration No. 333-272594

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-240126

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-272594

Under

The Securities Act of 1933

CALLIDITAS THERAPEUTICS AB

(Exact name of registrant as specified in its charter)

Sweden	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Kungsbron 1, D5

SE-111 22 Stockholm, Sweden

Tel: +46 (0) 8 411 3005

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ESOP 2021 United States Sub-Plan

ESOP 2022 United States Sub-Plan

ESOP 2023 United States Sub-Plan

Board LTIP 2021

Board LTIP 2022

Board LTIP 2023

ESOP 2020 United States Sub-Plan

Board LTIP 2020

(Full title of the plans)

Calliditas NA Enterprises Inc.

330 Madison Avenue, Suite 2310

New York, NY 10017-5001

(302) 636-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua A. Kaufman

Sanjay M. Shirodkar

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020

(212) 335-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed by Calliditas Therapeutics AB (the “Registrant”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (File No. 333-240126), filed with the SEC on July 27, 2020, registering an aggregate of 1,531,371 of the Registrant’s common shares, including common shares represented by American Depositary Shares, issuable under the ESOP 2020 United States Sub-Plan and Board LTIP 2020; and

•	Registration Statement on Form S-8 (File No. 333-272594), filed with the SEC on June 12, 2023, registering 5,617,000 common shares, including common shares represented by American Depositary Shares, issuable under the Registrant’s ESOP 2021 United States Sub-Plan, ESOP 2022 United States Sub-Plan, ESOP 2023 United States Sub-Plan, Board LTIP 2021, Board LTIP 2022 and Board LTIP 2023.

In accordance with undertakings made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under each of the Registration Statements. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these amendments to Form S-8 and has duly caused these Registration Statement amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Stockholm, Sweden on September 13, 2024.

CALLIDITAS THERAPEUTICS AB

By:	/s/ Renée Aguiar-Lucander
Renée Aguiar-Lucander
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Renée Aguiar-Lucander	Chief Executive Officer and Director	September 13, 2024
Renée Aguiar-Lucander	(Principal Executive Officer)

/s/ Fredrik Johansson	Chief Financial Officer	September 13, 2024
Fredrik Johansson	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	September 13, 2024
Elmar Schnee

/s/ Elisabeth Björk	Director	September 13, 2024
Elisabeth Björk

*	Director	September 13, 2024
Hilde Furberg

/s/ Fred Driscoll	Director	September 13, 2024
Fred Driscoll

*	Director	September 13, 2024
Diane Parks

/s/ Henrik Stenqvist	Director	September 13, 2024
Henrik Stenqvist

*By: /s/ Renée Aguiar-Lucander Renée Aguiar-Lucander Attorney-in-Fact